Exhibit 99.1

News Release	For Release May 7, 2008
CONTACTS:	6 a.m. Eastern Time
Patty Frank, Investors, (513) 763-1992
Lori Dorer, Media, (513) 345-1685
Kendle Delivers Record Net Service Revenues and New Business Authorizations for First Quarter 2008
•	Record net service revenues of $114.1 million, up 20% from first quarter 2007

•	EPS of $0.38, up 36% from first quarter 2007

•	Record new business awards of $180 million, up 20% from first quarter 2007

•	Total business authorizations of $917 million, up 31% from first quarter 2007
CINCINNATI, May 7, 2008 — Kendle (Nasdaq: KNDL), a leading, global full-service clinical research organization, today reported financial results for the first quarter ended March 31, 2008.
Net service revenues for the three months ended March 31, 2008, were $114.1 million, an increase of 20 percent over net service revenues of $95.4 million for the same period a year ago. Net income per diluted share for the first quarter 2008 was $0.38 per share, up 36 percent from net income per diluted share of $0.28 for the same period of the prior year.
Income from operations for the three months ended March 31, 2008, was $14.0 million, or 12.2 percent of net service revenues, compared to income from operations of $12.5 million, or 13.1 percent of net service revenues for the same period of the prior year. Significant one-time expense items affecting selling, general and administrative expense in the first quarter of 2008 include costs related to an internal global leadership meeting, stock-based compensation expense related to the issuance of various equity-related awards to certain retirement-eligible Kendle associates and an increase in the bad debt reserve related to potential collection issues with a specific customer, as well as higher than normal recruiting costs associated with the hiring of key executives and additional costs associated with building the company’s infrastructure.
Net income was $5.6 million in first quarter 2008 compared to net income of $4.2 million for the same period of the prior year. Net service revenues by geographic region for the first quarter of 2008 were 46 percent in North America, 42 percent in Europe, 7 percent in Latin America and 5 percent in the Asia/Pacific region. Net service revenues by geographic region for the first quarter of 2007 were 50 percent in North America, 43 percent in Europe, 4 percent in Latin America and 3 percent in the Asia/Pacific region. The top five customers based on net service revenues accounted for 31 percent of net service revenues for first quarter 2008 compared to 26 percent of net service revenues for first quarter 2007. No single customer accounted for more than 10 percent of net service revenues in the three-month period ended March 31, 2008.
New business awards for first quarter 2008 were $180 million, which represents a 20 percent increase over the same quarter last year. Contract cancellations for the quarter were $25 million. Total business authorizations amounted to $917 million at March 31, 2008, up 6 percent from Dec. 31, 2007, and up 31 percent from March 31, 2007. The net book-to-bill ratio was 1.4 to 1 for both the three months ended March 31, 2008, and 2007.
“Kendle’s results reflect strong and continued growth in net service revenues, new business awards and total business authorizations, all of which were record highs,” said Candace Kendle, PharmD, Chairman and Chief Executive Officer. “During the quarter we saw a continued shift in our revenue distribution outside North America, marking the ongoing success of our globalization efforts and enhanced competitive position. We remain on target to meet the financial goals we have established for 2008.”
Dr. Kendle continued, “In support of our growth plans and our customers’ needs, we made several significant leadership additions and promotions during the quarter to more strongly position Kendle for the future. As we progress through the year we look forward to executing on our market and business expansion initiatives to deliver improved value for our customers and shareholders.”
Cash flow from operations for the first quarter 2008 was negative $9.4 million compared with positive $14.4 million for the same period of the prior year. Cash and marketable securities at March 31, 2008, totaled $32.0 million, including $1.7 million of restricted cash, compared with $35.3 million, which included $1.2 million of restricted cash, at March 31, 2007. Days sales outstanding in accounts receivable were 45 days for the first quarter 2008, compared with 41 days for the same period of the prior year, and capital expenditures for first quarter 2008 totaled $5.7 million, compared with $3.1 million for the same period of the prior year.
About Kendle
Kendle International Inc. (Nasdaq: KNDL) is a leading global clinical research organization providing the full range of early- to late-stage clinical development services for the world’s biopharmaceutical industry. Our focus is on innovative solutions that reduce cycle times for our customers and accelerate the delivery of life-enhancing drugs to market for the benefit of patients worldwide. As one of the fastest-growing global providers of Phase I-IV services, we offer experience spanning 90 countries, along with industry- leading patient access and retention capabilities and broad therapeutic expertise, to meet our customers’ clinical development challenges. Kendle was named “Top CRO to Work With” in the Thomson CenterWatch 2007 survey of U.S. investigative sites and “Best CRO” for 2007 and 2006 by leading global pharmaceutical publication Scrip World Pharmaceutical News.
Additional information and investor kits are available upon request from Kendle, 441 Vine Street, Suite 1200, Cincinnati, OH 45202 or from the Company’s Web site at www.kendle.com.
Information provided herein, which is not historical information, such as statements about prospective earnings, revenue and earnings growth, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements, including the statements contained herein regarding anticipated trends in the Company’s business, are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, competitive factors and industry consolidation, outsourcing trends in the pharmaceutical and biotechnology industries, the Company’s ability to manage growth and to continue to attract and retain qualified personnel, the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses, the Company’s ability to penetrate new markets, the fixed price nature of contracts and cost overruns, the loss, cancellation or delay of contracts or amendments thereto, the ability to maintain existing customer relationships or enter into new ones, the Company’s sales cycle, the effects of exchange rate fluctuations, risks related to non-U.S. operations and other factors described in the Company’s filings with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. No assurance can be given that the Company will be able to realize the net service revenues included in backlog and verbal awards. Kendle believes that its aggregate backlog and verbal awards are not necessarily a meaningful indicator of future results. All information in this release is current as of May 7, 2008. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Kendle International Inc.
Condensed Consolidated Statement of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007

Net service revenues	$114,124	$95,439
Reimbursable out-of-pocket revenues	44,689	37,114

Total revenues	158,813	132,553

Costs and expenses:
Direct costs	59,170	49,399
Reimbursable out-of-pocket costs	44,689	37,114
Selling, general and administrative expenses	37,624	29,993
Depreciation and amortization	3,355	3,558

Total costs and expenses	144,838	120,064

Income from operations	13,975	12,489

Other income (expense):
Interest expense	(2,917)	(4,344)
Interest income	252	310
Other	(2,608)	(1,888)

Total other income (expense)	(5,273)	(5,922)

Income before income taxes	8,702	6,567

Income taxes	3,078	2,364

Net income	$5,624	$4,203

Income per share data:
Basic:

Net income per share	$0.38	$0.29

Weighted average shares outstanding	14,690	14,438

Diluted:

Net income per share	$0.38	$0.28

Weighted average shares outstanding	14,975	14,842

Kendle International Inc.
Selected Balance Sheet and Other Information
(In thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007

Cash, cash equivalents and marketable securities (including restricted cash)	$32,037	$46,356

Receivables, net of advance billings	79,655	57,148

Convertible notes	200,000	200,000
Segment Information:

	Three Months Ended
	March 31,
	2008	2007

Early Stage:
Net Service Revenues	$5,638	$5,411
Operating Income	386	542

Late Stage:
Net Service Revenues	$104,779	$88,440
Operating Income	24,666	19,863

Support and Other:
Net Service Revenues	$3,707	$1,588
Operating Income	(11,077)	(7,916)

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